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                                   EXHIBIT 21

                      FIRST COMMUNITY FINANCIAL GROUP, INC.
                     Subsidiaries Owned at December 31, 1999

Name of Subsidiary                         Trade Name    State of Incorporation
------------------                         ----------    ----------------------

First Community Bank of Washington            Same             Washington

FCB Financial Services, Inc.                  Same             Washington





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